Exhibit 99.3

1503 PENNSYLVANIA AVENUE, N.W.

WASHINGTON, DC 20005

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to Riggs National Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Signature (Joint Owners) Signature

[PLEASE SIGN WITHIN BOX] Date Date

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

1. To approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of February 10, 2005, by and between The PNC Financial Services Group, Inc. (“PNC”) and Riggs National Corporation (“Riggs”), which provides for, among other things, the merger of Riggs with and into PNC.

For Against Abstain

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RIGGS1

RIGGS NATIONAL CORPORATION

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The Corporation’s board of directors has determined that the merger is advisable and in the best interests of the Corporation and its stockholders.

Accordingly, the Corporation’s board has approved the merger agreement and recommends that the Corporation’s stockholders vote “for” approval and adoption of the merger agreement at the special meeting.

At the Special Meeting of Shareholders of Riggs National Corporation to be held on [        ], 2005, or at any adjournment or postponement,

EDWARD HAYES, JR., ROBERT V. FLEMING, II, and JOHN R. TYDINGS, and each of them, with the power of substitution and resubstitution, are hereby authorized to represent me and vote all of these shares on the following matters:

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [        ], 2005

This Proxy is Solicited by the Board of Directors

2. Such other matters as may properly come before the special meeting and adjournments of the special meeting including whether to adjourn the special meeting.

RIGGS NATIONAL CORPORATION

1503 PENNSYLVANIA AVENUE, N.W.

WASHINGTON, D.C. 20005

[ ], 2005

A Special Meeting of Shareholders (the “Meeting”) of Riggs National Corporation (the “Corporation”) will be held at our W.W. Corcoran Office located at 1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005, on [ ], 2005, at 9:00 a.m., local time, Eastern Time, to consider and vote upon the following proposals:

To approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of February 10, 2005, by and between The PNC Financial Services Group, Inc. (“PNC”) and Riggs National Corporation (“Riggs”), which provides for, among other things, the merger of Riggs with and into PNC.

To adjourn the special meeting, if necessary, to solicit additional proxies in favor of the merger.

To transact such other business as may properly come before the special meeting and any adjournment or postponement of the special meeting.

Shareholders of record at the close of business on March 18, 2005, will be entitled to vote at the Meeting or any adjournment or postponement thereof. Whether or not you plan to attend the Meeting, please execute the Proxy Card on the reverse side and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to its exercise by written notice to the Corporate Secretary of the Corporation, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote these shares unless you sign and return this Card. Unless you indicate otherwise on the reverse side, if you return this card these shares will be voted FOR items 1 and 2.

PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

(Continued, and to be executed and dated on the other side)